United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 27, 2007

(Date of Report – Date of earliest event reported)

DayStar Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	50508	84-1390053
(State or other jurisdiction of incorporation)	(Commission file Number)	(I.R.S. Employer Identification No.)

13 Corporate Drive Halfmoon, New York	12065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 383-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2007, the Board of Directors of DayStar Technologies, Inc. (the “Company”) by unanimous vote, elected Kevin Flannery as a director of the Company. Mr. Flannery will serve on the Audit Committee of the Board of Directors. As a non-employee director, Mr. Flannery will be compensated for his service on the Board of Directors and the Audit Committee. Mr. Flannery will receive an annual fee of $6,000 per year, payable quarterly in arrears, plus a $1,000 meeting fee for each meeting of the Board of Directors or the Audit Committee he attends. In addition, Mr. Flannery will receive a fully vested option to purchase 6,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the Company’s 2006 Equity Incentive Plan. For each completed year of service as a director, Mr. Flannery will be granted a fully vested option to purchase 4,500 shares of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

/s/ Stephan DeLuca
Stephan DeLuca
Chief Executive Officer

Dated: March 30, 2007